EXHIBIT 16.1

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

June 10, 2013

U.S. Securities and Exchange Commission

450 Fifth Street NW

Washington, D.C. 20549

Re: Viatech Corp.

SEC File No. 333-181683

On June 5, 2013 my appointment as auditor for Viatech Corp. ceased. I have read Viatech Corp.’s statements included under Item 4.01 of its Form 8-K dated June 10, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant